Exhibit 10.12
Dated dated ScanSource, Inc.
Executive Severance Plan Participation Agreement

December 13, 2023

Alexandre Conde
Senior Executive Vice-President and Chief People Officer
ScanSource, Inc.
6 Logue Court
Greenville, South Carolina 29615

Re: ScanSource, Inc. Executive Severance Plan

Dear Alex:

This Participation Agreement (this "Agreement") is made and entered into by and between Alexandre Conde (the "Participant" or "you") and ScanSource, Inc. (the "Company").

The Company has adopted the ScanSource, Inc. Executive Severance Plan (as it may be amended and/or restated, the "Plan") in order to provide selected eligible executive officers with the opportunity to receive severance and other benefits in the event of certain terminations of employment and to attract and retain qualified executive officers.

A participant in the Plan is eligible to receive severance and other benefits if his or her employment is terminated under certain circumstances, as described in the Plan.

The Company has selected you to be a participant in the Plan, subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been provided to you and this Agreement is deemed to be part of the Plan. Unless otherwise defined herein, any capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

In consideration of the mutual covenants contained herein and in the Plan, the Participant and the Company hereby agree as follows:

1.Your Severance Multiple shall be 1.5.

2.Your Change in Control Multiple shall be 2.0.

3.You further agree to be bound by the terms of the Plan, including but in no way limited to the restrictive covenants, arbitration and other provisions set forth in the Plan, and the right of the Company to cease payments and/or recover payments in the event that you breach or threaten to breach such restrictive covenants or as otherwise provided in the Plan. You also hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

1.You agree that the Plan contains all of the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including, without limitation, that certain Employment Letter (the "Employment Letter") entered into between you and the Company effective as of August 1, 2022. You also agree that, if you are entitled to receive severance benefits under the Plan, then you shall not be entitled to receive severance benefits under any other severance plan, employment agreement, employment letter or other plan, agreement or arrangement maintained by the Company, as such plan, agreement or arrangement may be amended from time to time, and you hereby waive any right to such benefits.

You acknowledge and agree that you have fully read and understand the Plan and the Agreement and you voluntarily enter into the Agreement and become a participant in the Plan. You acknowledge and agree that you

Exhibit 10.12
have received a copy of the Plan and have had an opportunity to consult with your personal tax or financial planning advisor and/or attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Agreement.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The Agreement may be amended as provided in the Plan.

IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officer as of the date set forth below. Please sign below and return the Agreement to the Company's Chief Legal Officer. Failure to execute and return the Agreement may, in the Company's discretion, render your eligibility to participate in the Plan and the Plan void and of no effect.

Very truly yours, ScanSource, Inc.

By: /s/ Shana Smith

Name: Shana Smith

Title: Chief Legal Officer

By my signature below, I accept my designation as a Participant in the Plan and agree to be bound by and subject to the terms and conditions of this Agreement and the Plan, including but in no way limited to the restrictive covenants, arbitration provisions and other terms set forth in the Plan.

PARTICIPANT:

By: /s/ Alex Conde

Name: Alexandre Conde

Title: Senior Executive Vice-President and Chief People Officer

Date: December 13, 2023